UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2009

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 28, 2009, Auxilium Pharmaceuticals, Inc. issued a press release announcing that the U.S. Food and Drug Administration has accepted for filing and granted priority review status to its Biologics License Application for XIAFLEX™ (clostridial collagenase for injection), a novel, first-in-class, orphan-designated, biologic for the treatment of Dupuytren’s contracture.

The foregoing is qualified in its entirety by the text of the press release attached as Exhibit 99.1 hereto and incorporated herein by reference. All readers are encouraged to read the entire text of the press release attached hereto.

Item 8.01	Other Events.

On April 28, 2009, Auxilium Pharmaceuticals, Inc. received notification from the U.S. Food and Drug Administration (FDA) that the FDA has accepted for filing and granted priority review status to its Biologics License Application (BLA) for XIAFLEX™ (clostridial collagenase for injection), a novel, first-in-class, orphan-designated, biologic for the treatment of Dupuytren’s contracture. Under the Prescription Drug User Fee Act (PDUFA), the FDA is expected to take action on the BLA by August 28, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 28, 2009, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: April 28, 2009	By:	/s/ Jennifer Evans Stacey, Esq.
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 28, 2009, issued by Auxilium Pharmaceuticals, Inc.